Letter From The Chairman


Continuing strength in net interest income, fee income, loan growth and credit quality contributed to First Union's 24 percent increase in earnings in the third quarter of 1994 compared with the third quarter of 1993.

    First Union Corporation's earnings rose to $235 million in net income applicable to common stockholders, or $1.35 per common share, in the third quarter of 1994, compared with $189 million, or $1.12, in the third quarter a year ago. Earnings were $223 million, or $1.32 per share in the second quarter of 1994.

    In the first nine months of 1994, net income applicable to common stockholders rose to $675 million, a 12 percent increase from $603 million in the first nine months of 1993. On a per share basis, nine-month earnings were $3.94 at September 30, 1994, compared with $3.61 at September 30, 1993.

    Third quarter 1994 results represent a return on average common stockholders' equity (ROE) of 17.29 percent and a return on average assets (ROA) of 1.31 percent.

    Key factors in the third quarter 1994 performance included:

    (Bullet) Growth in loans of 12 percent, or $5.4 billion since the third quarter of 1993, and 6 percent, or $2.7 billion, (including $1.0 billion from 1994 acquisitions) since the second quarter of 1994.

    (Bullet) Growth in tax-equivalent net interest income to a record $799 million, up 10 percent since the third quarter of 1993 and 3 percent since the second quarter of 1994. The third quarter 1994 growth represented the 20th consecutive quarterly increase.

    (Bullet) Growth in fee income of 3 percent since the third quarter of 1993 and 11 percent since the second quarter of 1994. Growth this year was largely related to increased capital management and mortgage banking income.

    (Bullet) Continued solid improvement in credit quality. This included a $556 million decrease in nonperforming assets since the third quarter of 1993 and a net $9 million decrease in nonperforming assets since the second quarter of 1994. Excluding $95 million in nonperforming assets acquired with the purchase accounting acquisition of BancFlorida on August 1, 1994, First Union's nonperforming assets would have decreased $104 million in the third quarter of 1994 from the second quarter of 1994.

    The third quarter's strength in underlying fundamentals gives us a great deal of optimism as we continue to invest for the future. We are pleased with First Union's ability to continue to generate increased net interest income in this rising interest rate environment.

    Thank you for your interest in First Union.

    Sincerely,

    (Signature of Edward E. Crutchfield, Jr.)
    Edward E. Crutchfield Jr.,
    Chairman and Chief Executive Officer

                     Financial Tables
         FIRST UNION CORPORATION AND SUBSIDIARIES
                             (UNAUDITED)


Other Financial Data

                                                      1994                           1993               Nine Months
(Dollars in thousands)                     3Q          2Q          1Q          4Q          3Q         1994        1993
Return on average assets (a)(b)            1.31%       1.28        1.28        1.07        1.08        1.29        1.25
Return on average common equity
  (a)(c)                                  17.29       17.53       17.54       15.55       16.11       17.45       18.11
Net interest margin                        4.84        4.78        4.79        4.61        4.65        4.80        4.85
Allowance as % of loans, net               1.95        2.06        2.17        2.18        2.23        1.95        2.23
Allowance as % of nonaccrual and
  restructured loans                        203         192         168         147         112         203         112
Allowance as % of nonperforming
  assets                                    154%        152         127         111          85         154          85

Loan losses                         $    72,120      54,516      56,068      86,602      78,797     182,704     242,958
Loan recoveries                          24,964      22,745      24,878      27,406      21,419      72,587      50,467
  Loan losses, net                  $    47,156      31,771      31,190      59,196      57,378     110,117     192,491

 As % of average loans, net (a)             .38%        .27         .27         .51         .50         .31         .60

Nonperforming assets (d)
  Commercial nonaccrual             $   154,861     159,858     189,759     242,241     321,699     154,861     321,699
  Real estate nonaccrual                339,881     363,433     412,748     425,101     580,508     339,881     580,508
    Total nonaccrual loans              494,742     523,291     602,507     667,342     902,207     494,742     902,207
  Restructured loans                        674       2,730       2,742      26,544      18,617         674      18,617
  Foreclosed properties                 158,234     136,408     191,153     222,503     288,818     158,234     288,818
    Total nonperforming
      assets                        $   653,650     662,429     796,402     916,389   1,209,642     653,650   1,209,642

As % of loans, net and foreclosed
  properties                               1.26%       1.35        1.70        1.95        2.60        1.26        2.60

Southeast segregated loss-sharing
  nonperforming assets
  Nonaccrual loans                  $   149,854     201,020     234,907     254,496     282,239     149,854     282,239
  Foreclosed properties                  85,814      98,923     103,330     126,019     142,347      85,814     142,347
    Total                               235,668     299,943     338,237     380,515     424,586     235,668     424,586
Less FDIC loss-sharing (e)             (200,318)   (254,952)   (287,501)   (323,438)   (360,898)   (200,318)   (360,898)
    Total                           $    35,350(f)   44,991      50,736      57,077      63,688      35,350      63,688

    (a) Quarterly amounts annualized.
    (b) Based on net income.
    (c) Based on net income applicable to common stockholders and average common stockholders' equity excluding 1994 average net unrealized gains or losses on debt and equity securities.
    (d) Excludes nonperforming assets related to Southeast Banks.
    (e) For a five-year period that began September 19, 1991, the FDIC will reimburse First Union for 85 percent of all net charge-offs related to acquired Southeast Banks loans except installment loan reimbursements, which will decline 5 percent per year to 65 percent by 1996.
    (f) Allowance for losses on segregated assets amounted to $26,459,000 at September 30, 1994. This amount is not included in the allowance for loan losses.

                               Financial Tables
                   FIRST UNION CORPORATION AND SUBSIDIARIES
                                 (UNAUDITED)

Average Balance Sheet Summary

                                                                     1994                                1993

                                                                                                                           3Q '94

                                                                                                                            vs.
(In thousands)                                         3Q              2Q            1Q            4Q             3Q       3Q '93
Loans, net                                        $50,012,756      47,321,742    46,222,187    46,221,733    45,527,753      9.9%
Earning assets                                     65,961,440      64,947,525    62,907,917    63,495,402    62,567,359      5.4
Total assets                                       73,020,089      71,826,000    70,343,508    72,186,652    71,461,778      2.2
Noninterest-bearing deposits                        9,927,448      10,067,077    10,072,065    10,609,800    10,067,212     (1.4)
Consumer time deposits                             39,975,098      39,374,766    39,534,757    39,837,463    40,282,564      (.8)
Other time deposits                                 3,632,802       2,895,097     2,349,622     2,358,917     2,342,266     55.1
Common stockholders' equity (a)                     5,396,497       5,112,116     5,012,086     4,843,889     4,657,544     15.9
Total stockholders' equity (a)                    $ 5,680,537       5,396,156     5,296,126     5,127,929     4,941,584     15.0%


Capital Ratios (b)

Tier 1 capital                                           9.58%           9.30          9.36          9.14          8.63
Total capital                                           15.04           14.68         15.15         14.64         13.78
Leverage                                                 6.76%           6.67          6.57          6.13          5.94


Intangible Assets

(In thousands)

Intangible assets
    Goodwill                                      $   763,832         682,570       703,559       712,485       728,107
    Deposit base premium                              319,522         224,918       240,935       255,359       268,527
    Other                                               8,134           9,118         9,817        10,468        11,172
        Total                                     $ 1,091,488         916,606       954,311       978,312     1,007,806

Mortgage servicing rights                         $    89,666          79,826        82,102        87,350        94,432

Credit card premium                               $    62,463          67,524        71,538        75,588        79,893

    (a) Average common stockholders' equity and average total stockholders' equity exclude average net unrealized losses on debt and equity securities of $116,921,000 in the third quarter of 1994.

    (b) Third quarter 1994 ratios are based on estimates and exclude net unrealized losses on debt and equity securities of $170,918,000.

                Consolidated Statements of Income
                FIRST UNION CORPORATION AND SUBSIDIARIES
                              (UNAUDITED)


                                                              Three Months Ended           Nine Months Ended
                                                                 September 30,                September 30,
(In thousands)                                                1994           1993          1994          1993

Interest Income
  Interest and fees on loans                              $ 1,077,083       947,226    3,022,845     2,732,146
  Interest and dividends on securities available for
    sale                                                      135,621        84,583      430,934       238,703
  Interest and dividends on investment securities
    Taxable income                                             31,478       103,721       76,939       303,294
    Non-taxable income                                         23,490        21,778       72,441        61,787
  Trading account interest                                     14,799         7,678       38,568        19,611
  Other interest income                                        24,906         6,640       63,464        29,270
    Total interest income                                   1,307,377     1,171,626    3,705,191     3,384,811
Interest Expense
  Interest on deposits                                        368,418       347,811    1,020,284       986,578
  Interest on short-term borrowings                           110,694        82,778      292,827       223,407
  Interest on long-term debt                                   51,746        39,902      137,663       117,060
    Total interest expense                                    530,858       470,491    1,450,774     1,327,045
Net interest income                                           776,519       701,135    2,254,417     2,057,766
Provision for loan losses                                      25,000        50,001       75,000       171,780
Net interest income after provision for loan losses           751,519       651,134    2,179,417     1,885,986
Noninterest Income
  Trading account profits                                      10,906         5,814       28,476        21,594
  Service charges on deposit accounts                         109,325       111,163      324,430       306,269
  Mortgage banking income                                      21,401        34,444       53,061       108,283
  Capital management income                                    63,469        50,283      164,798       152,492
  Securities available for sale transactions                   (2,946)        4,142       (1,581)       22,963
  Investment security transactions                              2,286           815        3,595         4,386
  Merchant discounts                                           16,257        13,600       45,901        41,247
  Insurance commissions                                        12,506        11,138       33,201        33,051
  Sundry income                                                69,395        61,556      205,184       184,423
    Total noninterest income                                  302,599       292,955      857,065       874,708
Noninterest Expense
  Personnel expense                                           326,062       301,124      948,420       842,364
  Occupancy                                                    58,854        62,085      176,122       165,716
  Equipment rentals, depreciation and maintenance              55,987        49,994      165,127       137,614
  Postage, printing and supplies                               24,501        23,636       73,693        65,659
  FDIC insurance                                               29,321        30,715       89,415        87,631
  Owned real estate expense                                     8,785         5,049       18,989        25,381
  Amortization                                                 36,121        61,372      104,854       168,412
Sundry                                                        142,588       130,413      396,660       340,948
    Total noninterest expense                                 682,219       664,388    1,973,280     1,833,725
Income before income taxes                                    371,899       279,701    1,063,202       926,969
Income taxes                                                  130,147        84,286      369,371       304,791
    Net income                                                241,752       195,415      693,831       622,178
Dividends on preferred stock                                    6,595         6,240       18,522        19,411
    Net income applicable to common stockholders          $   235,157       189,175      675,309       602,767

                               Financial Tables
                   FIRST UNION CORPORATION AND SUBSIDIARIES
                                  (UNAUDITED)

Financial Highlights

                                                            Three Months Ended      Percent         Nine Months Ended       Percent
                                                              September 30,         Increase          September 30,        Increase
(In thousands except per share data)                        1994          1993     (Decrease)       1994          1993    (Decrease)
Net income                                             $   241,752      195,415      23.7%     $   693,831      622,178      11.5%
Dividends on preferred
  stock                                                      6,595        6,240       5.7           18,522       19,411      (4.6)
Net income applicable to common stockholders           $   235,157      189,175      24.3%     $   675,309      602,767      12.0%

Net income per common
  share                                                $      1.35         1.12      20.5%     $      3.94         3.61       9.1%
Average common shares                                      174,417      168,541       3.5          171,265      166,929       2.6
Common stockholders'
   equity (a)                                          $ 5,509,508    4,772,478      15.4      $ 5,509,508    4,772,478      15.4
Total stockholders' equity (a)                           5,793,549    5,056,518      14.6        5,793,549    5,056,518      14.6
Book value per common
  share (a)                                            $     31.34        28.14      11.4      $     31.34        28.14      11.4
Actual common shares                                       175,785      169,574       3.7          175,785      169,574       3.7
Common stock period-end
  price                                                $    43.250       47.625      (9.2)     $    43.250       47.625      (9.2)
Series 1990 preferred
   stock period-end price                              $    52.125       53.500     (2.6)%     $    52.125       53.500     (2.6)%




Earnings Summary

                                                                                                                    3Q '94
                                                                           1994                     1993              vs.
(In thousands except per share data)                            3Q          2Q        1Q        4Q        3Q        3Q '93

 Net interest income (b)                                    $ 799,339    775,005    750,409   733,280   728,773       9.7%
 Provision for loan losses                                     25,000     25,000     25,000    49,973    50,001     (50.0)
 Net interest income after provision for loan losses (b)      774,339    750,005    725,409   683,307   678,772      14.1
 Securities available for sale transactions                    (2,946)    (2,935)     4,300     2,804     4,142    (171.1)
 Investment security transactions                               2,286        694        615     3,049       815     180.5
 Noninterest income                                           303,259    276,011    275,781   317,727   287,998       5.3
 Noninterest expense                                          682,219    651,220    639,841   687,922   664,388       2.7
 Income before income taxes (b)                               394,719    372,555    366,264   318,965   307,339      28.4
 Income taxes                                                 130,147    119,223    120,001    98,469    84,286      54.4
 Tax-equivalent adjustment                                     22,820     23,712     23,804    25,153    27,638     (17.4)
 Net income                                                   241,752    229,620    222,459   195,343   195,415      23.7
 Dividends on preferred stock                                   6,595      6,201      5,726     5,489     6,240       5.7
 Net income applicable to common stockholders               $ 235,157    223,419    216,733   189,854   189,175      24.3%

 Net income per common share                                $    1.35       1.32       1.27      1.12      1.12      20.5%

    (a) Common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities of $170,918,000 at September 30, 1994.

    (b) Tax-equivalent.

                 Board of Directors



G. Alex Bernhardt
President and Chief Executive Officer,
Bernhardt Furniture Company
Lenoir, North Carolina

W. Waldo Bradley
Chairman,
Bradley Plywood Corporation
Savannah, Georgia

Robert J. Brown
Chairman, President and
Chief Executive Officer,
B&C Associates, Inc.
High Point, North Carolina

Edward E. Crutchfield Jr.
Chairman and Chief Executive Officer,
First Union Corporation
Charlotte, North Carolina

Robert D. Davis
Chairman,
D.D.I. Inc.
Jacksonville, Florida

R. Stuart Dickson
Chairman of Executive Committee,
Ruddick Corporation
Charlotte, North Carolina

B.F. Dolan
Investor
Charlotte, North Carolina

Roddey Dowd Sr.
Chairman,
Charlotte Pipe & Foundry Co.
Charlotte, North Carolina

John R. Georgius
President,
First Union Corporation
Charlotte, North Carolina

William H. Goodwin Jr.
Chairman,
AMF Companies
Richmond, Virginia

Brenton S. Halsey
Chairman Emeritus,
James River Corporation
Richmond, Virginia

Howard H. Haworth
President,
The Haworth Group
Morganton, North Carolina


Torrence E. Hemby Jr.
President,
Beverly Crest Corporation
Charlotte, North Carolina

Leonard G. Herring
President and Chief Executive Officer,
Lowe's Companies Inc.
North Wilkesboro, North Carolina

Jack A. Laughery
Investor
Rocky Mount, North Carolina

Max Lennon
President and Chief Executive Officer,
Eastern Foods Inc.
Atlanta, Georgia

Radford D. Lovett
Chairman,
Commodores Point Terminal Corporation
Jacksonville, Florida

Henry D. Perry Jr.
Physician
Plantation, Florida

Randolph N. Reynolds
Vice Chairman,
Reynolds Metals Company
Richmond, Virginia

Ruth G. Shaw
Senior Vice President
for Corporate Resources,
Duke Power Company
Charlotte, North Carolina

Lanty L. Smith
Chairman and Chief Executive Officer,
Precision Fabrics Group Inc.
Greensboro, North Carolina

Dewey L. Trogdon
Chairman,
Cone Mills Corporation
Greensboro, North Carolina

John D. Uible
Investor
Jacksonville, Florida

B.J. Walker
Vice Chairman,
First Union Corporation
Jacksonville, Florida

Kenneth G. Younger
Consultant
Gastonia, North Carolina

                    Consolidated Balance Sheets
                 FIRST UNION CORPORATION AND SUBSIDIARIES
                               (UNAUDITED)

                                                                          September 30,
(In thousands)                                                       1994             1993
Assets
    Cash and due from banks                                       $3,212,888       2,790,443
    Interest-bearing bank balances                                   632,206         587,506
    Federal funds sold and securities purchased under
      resale agreements                                            1,771,643         319,012
        Total cash and cash equivalents                            5,616,737       3,696,961
    Trading account assets                                         1,303,453       2,286,061
    Securities available for sale                                  8,226,530       5,944,236
    Investment securities                                          3,179,763       8,100,384
    Loans, net of unearned income                                 51,633,034      46,224,944
    Allowance for loan losses                                     (1,004,298)     (1,029,162)
        Loans, net                                                50,628,736      45,195,782
    Premises and equipment                                         1,617,933       1,490,690
    Due from customers on acceptances                                133,928         150,448
    Mortgage servicing rights                                         89,666          94,432
    Credit card premium                                               62,463          79,893
    Other intangible assets                                        1,091,488       1,007,806
    Southeast segregated assets                                      209,209         388,306
    Other assets                                                   2,083,212       2,953,088
        Total assets                                         $    74,243,118      71,388,087

    Liabilities and Stockholders' Equity
      Deposits
        Noninterest-bearing deposits                              10,295,616      10,245,808
        Interest-bearing deposits                                 43,391,435      42,689,606
            Total deposits                                        53,687,051      52,935,414
      Short-term borrowings                                        9,988,596       8,210,812
      Bank acceptances outstanding                                   133,928         150,448
      Other liabilities                                            1,541,549       1,897,743
      Long-term debt                                               3,269,363       3,137,152
            Total liabilities                                     68,620,487      66,331,569
      Stockholders' Equity
        Preferred stock
            Class A, authorized 40,000,000 shares
                Series A, 11% cumulative perpetual; $25.00
                    stated and liquidation value                          -               -
                Series A, $2.50 cumulative convertible, no
                    par value; $25.00 stated and liquidation value        -               -
                Series B, none issued                                     -               -
                Series 1990 cumulative perpetual adjustable
                    rate, no par value;
                    $5.00 liquidation value; authorized
                    10,000,000 shares                                 31,592          31,592
            Common stock, $3.33 1/3 par  value; authorized
            750,000,000 shares                                       585,948         565,236
        Paid-in capital                                            1,693,389       1,564,495
        Retained earnings                                          3,482,620       2,895,195
        Unrealized loss on debt and equity securities               (170,918)              -
            Total stockholders' equity                             5,622,631       5,056,518
            Total liabilities and stockholders' equity           $74,243,118      71,388,087

(FIRST UNION logo here)   FIRST UNION                                  Bulk Rate
                          CORPORATION                               U.S. Postage
                          Two First Union Center                            PAID
                          Charlotte, NC 28288-0570                 Charlotte, NC
                                                                   Permit No. 34

The First Union quarterly report includes information released to the public and the news media on October 11, 1994. You may obtain a copy of our Third Quarter Financial Supplement, which contains more detailed financial and other information, by writing to Investor Relations, Two First Union Center, Charlotte, North Carolina 28288-0206. There is no charge.

                      1        9         9        4


                      First Union Corporation
                        Third Quarter Report



(FIRST UNION LOGO appears here)


*****************************************************************************

                               APPENDIX



On the Letter from the Chairman's page the signature of Edward E. Crutchfield,

Jr. appears where noted.



On both the front cover and the back cover the First Union logo appears where noted.